Third Quarter CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and Third-quarter 2018 prior quarter of last year. The discussion of our results may exclude these items to give you a diluted earnings per better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP share increased 33% numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to year over year; non- our earnings release and the earnings reconciliation found at the end of this document. GAAP diluted The following reported and adjusted information included in this CFO commentary is unaudited earnings per share and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended September 29, 2018, and the Annual increased 21% year Report on Form 10-K as filed with the Securities and Exchange Commission. over year. investor.arrow.com 1

Third-Quarter 2018 CFO Commentary Third-Quarter Summary Market conditions remained favorable in the third quarter and our investments in engineering and working capital produced good returns. This resulted in Record third-quarter record third-quarter sales, gross profit, operating income, and earnings per share. Third-quarter sales were near the high end of our expectation. We sales, gross profit, delivered strong leverage on our growth with operating income, net income, and earnings per share all growing faster than sales. operating income, and Record third-quarter global components sales were above the midpoint of our expectation. Global component sales increased 11% year over year. Growth earnings per share. was broad-based, across regions and industries. Americas sales increased 13% year over year. Europe sales increased 11% year over year, and increased 13% year over year adjusted for changes in foreign currencies, the 22nd straight quarter of adjusted year-over-year growth. Asia sales increased 8% year over year. Global components delivered strong leverage as operating income increased 28% year over year. Record third-quarter enterprise computing solutions sales increased 6% year over year and increased 9% year over year adjusted for an acquisition, two divestitures, and changes in foreign currencies. Sales were above the high end of our expectation. Americas sales increased 7% year over year and increased 13% year over year as adjusted. Europe sales increased 3% year over year and increased 2% year over year as adjusted. Third-quarter enterprise computing solutions operating income decreased 13% year over year, including a $6 million tax adjustment outside the United States. Please note, 2017 figures have been adjusted for new accounting standards. investor.arrow.com 2

Third-Quarter 2018 CFO Commentary Consolidated Overview Third Quarter 2018 Y/Y Change Adjusted for Acquisitions, P&L Highlights* Q3 2018 Y/Y Change Dispositions, & Currency Q/Q Change Sales $7,490 9% 10% 1% Gross Profit Margin 12.3% flat flat -30 bps Operating Income $290 23% 23% 1% Operating Margin 3.9% 50 bps 40 bps flat Non-GAAP Operating Income $314 19% 18% (1)% Non-GAAP Operating Margin 4.2% 30 bps 30 bps (10) bps Net Income $177 32% 33% 4% Diluted EPS $1.99 33% 34% 4% Non-GAAP Net Income $193 20% 21% (1)% Non-GAAP Diluted EPS $2.18 21% 22% (1)% $ in millions, except per share data; may reflect rounding. Prior periods adjusted for new accounting standards. • Consolidated sales were $7.49 billion – Operating expenses as a percentage of sales were 8.3%, down 30 basis points year over year – Near the high end of our prior expectation of $7.15- $7.55 billion – Non-GAAP operating expenses as a percentage of sales were 8.1%, down 30 basis points year over – In aggregate, impacts from changes in foreign year currencies were minor • Interest and other expense, net was $54 million • Consolidated gross profit margin was 12.3% – Above our prior expectation of $53 million – Flat year over year as higher global components gross margin was offset by less favorable enterprise – Increased $14 million year over year principally due computing solutions business mix to higher debt balances, and higher interest rates on floating-rate debt – Down 30 basis points quarter over quarter • Operating income margin was 3.9% and non-GAAP operating income margin was 4.2% investor.arrow.com 3

Third-Quarter 2018 CFO Commentary • Effective tax rate for the quarter was 24.3%, and non- GAAP effective tax rate was 24.4% – Non-GAAP effective tax rate was in line with our longer term range of 23.5-25.5% • Diluted shares outstanding were 89 million – In-line with our prior expectation of 89 million • Diluted earnings per share were $1.99 – Above our prior expectation of $1.79 - $1.91 • Non-GAAP diluted earnings per share were $2.18 – Toward the higher end of our prior expectation of $2.09 - $2.21 – Strengthening U.S. dollar negatively impacted earnings per share by approximately $.02 compared to the third quarter of 2017 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. investor.arrow.com 4

Third-Quarter 2018 CFO Commentary Components Global Non-GAAP Operating Income ($ in millions) • Sales increased 11% year over year • Lead times were largely unchanged from the first half Global components of 2018 with some products extended • Backlog increased year over year posted record third- • Book-to-bill was 1.03, down from 1.07 in the third quarter of 2017 quarter sales and • Cancellation rates remain within normal ranges operating income. • Operating margin of 5.1% increased 70 basis points year over year • Non-GAAP operating margin of 5.2% increased 70 basis points year over year – Margin increased in all three regions led by Europe • Return on working capital increased 180 basis points year over year due to growing returns on working capital investments investor.arrow.com 5

Third-Quarter 2018 CFO Commentary Components Americas Sales ($ in millions) • Sales increased 13% year over year – Sales increased 12% adjusted for acquisitions Americas components and changes in foreign currencies – Record third-quarter sales sales increased 13% – Strong growth in the industrial, data processing, alternative energy, and medical devices verticals year over year. year over year – Growth in the consumer, transportation, and aerospace and defense verticals, year over year investor.arrow.com 6

Third-Quarter 2018 CFO Commentary Components Europe Sales ($ in millions) • Sales increased 11% year over year – Sales increased 13% year over year adjusted for Europe components changes in foreign currencies – Record third-quarter sales sales increased 11% – Strong growth in core components distribution, the aerospace and defense vertical, and from year over year. large supply chain customers year over year investor.arrow.com 7

Third-Quarter 2018 CFO Commentary Components Asia Sales ($ in millions) • Sales increased 8% year over year – Record third-quarter sales Asia components sales – Strong growth in core components and in the transportation vertical year over year increased 8% year over – Growth in the lighting and wireless verticals year over year year. investor.arrow.com 8

Third-Quarter 2018 CFO Commentary Enterprise Computing Solutions Global Non-GAAP Operating Income ($ in millions) • Sales increased 6% year over year – Sales increased 9% year over year adjusted for Enterprise computing changes in foreign currencies, an acquisition and two divestitures solutions sales – Record third-quarter sales • Billings increased at a high-single-digit rate year increased 6% year over over year adjusted for changes in foreign currencies • Operating margin of 3.9% decreased 80 basis points year. year over year • Non-GAAP operating margin of 4.0% decreased 100 basis points year over year – The decrease was due to product and customer mix in the Americas region – Operating expense included a $6 million tax adjustment outside the United States • Return on working capital continues to excel • 2017 figures adjusted for new accounting standards investor.arrow.com 9

Third-Quarter 2018 CFO Commentary Enterprise Computing Solutions Americas Sales ($ in millions) • Sales increased 13% year over year adjusted for a divestiture and changes in foreign currencies ECS Americas sales – Sales increased 7% year over year as reported – Strong growth in public sector year over year increased 13% year – Growth in storage, and infrastructure software across the portfolio led by virtualization year over over year adjusted for a year – Proprietary servers and networking decreased divestiture and changes year over year • 2017 figures adjusted for new accounting standards in foreign currencies. investor.arrow.com 10

Third-Quarter 2018 CFO Commentary Enterprise Computing Solutions Europe Sales ($ in millions) • Sales increased 3% year over year – Sales increased 2% year over year adjusted for ECS Europe sales changes in foreign currencies, an acquisition, and a divestiture increased 3% year over – Record third-quarter sales – Strong growth in services, storage and industry- year. standard servers year over year – Growth in infrastructure software year over year – Proprietary servers and networking decreased year over year • 2017 figures adjusted for new accounting standards investor.arrow.com 11

Third-Quarter 2018 CFO Commentary Cash Flow from Operations Cash flow from operating activities was $494 million as we captured returns on working capital investments. In addition, more than $200 million cash flow was related to mismatched timing of receivables and inventory positions at the end of the second quarter. Working Capital Working capital to sales was 16.9% in the quarter, up 70 basis points year over year. Return on working capital was 24.8% in the quarter, up 100 basis points year over year. We repurchased approximately $20 million Return on Invested Capital Return on invested capital was 10.9% in the quarter, up of our stock in the third 80 basis points year over year, and ahead of our weighted average cost of capital. quarter. Share Buyback We repurchased approximately 0.3 million shares of our stock for $20 million. Total cash returned to shareholders over the last 12 months was approximately $105 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.2x. Total liquidity of $2.6 billion when including cash of $474 million. investor.arrow.com 12

Third-Quarter 2018 CFO Commentary Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the fourth quarter of 2018 to be $1.16 to €1 compared with $1.18 to €1 in the fourth quarter of 2017. We are expecting interest expense will total approximately $57 million. Fourth-Quarter 2018 Guidance Consolidated Sales $7.7 billion to $8.1 billion Global Components $5.175 billion to $5.375 billion Global ECS $2.525 billion to $2.725 billion Diluted Earnings Per Share1 $2.21 to $2.37 Non-GAAP Diluted Earnings Per Share1 $2.46 to $2.62 1 Assumes average diluted shares outstanding of 88 million, an average tax rate of 23.5 to 25.5%. investor.arrow.com 13

Third-Quarter 2018 CFO Commentary Risk Factors Information Relating to Forward-Looking The discussion of the company’s Statements business and operations should be read together with the risk factors This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual contained in Item 1A of its 2017 results or facts to differ materially from such statements for a variety of reasons, including, but not Annual Report on Form 10-K, filed limited to: industry conditions, company’s implementation of its new enterprise resource with the Securities and Exchange planning system, changes in product supply, pricing and customer demand, competition, other vagaries in Commission, which describe various the global components and global enterprise computing solutions markets, changes in relationships risks and uncertainties to which the with key suppliers, increased profit margin pressure, effects of additional actions taken to become more company is or may become subject. efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and If any of the described events occur, regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking the company’s business, results of statements are those statements which are not statements of historical fact. These forward-looking operations, financial condition, statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” liquidity, or access to the capital “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these markets could be materially adversely forward-looking statements, which speak only as of the date on which they are made. The company affected. undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2017. investor.arrow.com 14

Third-Quarter 2018 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are primary indicators management uses as a basis for determined in accordance with accounting evaluating the company’s financial and operating principles generally accepted in the United States performance. In addition, the company’s Board of (“GAAP”), the company also provides certain non- Directors may use this non-GAAP financial GAAP financial information relating to sales, information in evaluating management operating income, net income attributable to performance and setting management shareholders, and net income per basic and compensation. diluted share. The company provides sales, income, or expense on a non-GAAP basis The presentation of this additional non-GAAP adjusted for the impact of changes in foreign financial information is not meant to be considered currencies, intangible amortization, and the impact in isolation or as a substitute for, or alternative to, of acquisitions/dispositions by adjusting the operating income, net income attributable to company’s operating results for businesses shareholders and net income per basic and diluted acquired/disposed, including the amortization share determined in accordance with GAAP. expense related to intangible assets, as if the Analysis of results and outlook on a non-GAAP acquisitions/dispositions had occurred at the basis should be used as a complement to, and in beginning of the earliest period presented conjunction with, data presented in accordance (referred to as “impact of acquisitions” and "impact with GAAP. of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain The company believes that charges, credits, gains, and losses that the such non-GAAP financial company believes impact the comparability of its results of operations. These charges, credits, information is useful to gains, and losses arise out of the company’s efficiency enhancement initiatives, investors to assist in acquisitions/dispositions (including intangible assets amortization expense), and financing assessing and understanding activities. A reconciliation of the company’s non- the company’s operating GAAP financial information to GAAP is set forth in the tables herein. performance. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the investor.arrow.com 15

Third-Quarter 2018 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended September 29, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 290,310	$ 11,620	$ 10,143	$ 2,042	$ 314,115
Income before income taxes	235,227	11,620	10,143	972	257,962
Provision for income taxes	57,054	3,206	2,561	240	63,061
Consolidated net income	178,173	8,414	7,582	732	194,901
Noncontrolling interests	1,640	145	—	—	1,785
Net income attributable to shareholders	$ 176,533	$ 8,269	$ 7,582	$ 732	$ 193,116
Net income per diluted share	$ 1.99	$ 0.09	$ 0.09	$ 0.01	$ 2.18
Effective tax rate	24.3%				24.4%

Three months ended September 30, 2017 (Adjusted)

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other **	Non-GAAP measure
Operating income	$ 235,441	$ 12,645	$ 15,896	$ —	$ 263,982
Income before income taxes	180,881	12,645	15,896	13,815	223,237
Provision for income taxes	45,972	4,474	5,319	5,328	61,093
Consolidated net income	134,909	8,171	10,577	8,487	162,144
Noncontrolling interests	845	146	—	—	991
Net income attributable to shareholders	$ 134,064	$ 8,025	$ 10,577	$ 8,487	$ 161,153
Net income per diluted share	$ 1.50	$ 0.09	$ 0.12	$ 0.09	$ 1.80
Effective tax rate	25.4%				27.4%

Three months ended June 30, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other***	Non-GAAP measure
Operating income	$ 286,827	$ 11,955	$ 19,183	$ —	$ 317,965
Income before income taxes	222,721	11,955	19,183	2,563	256,422
Provision for income taxes	51,681	3,211	4,689	631	60,212
Consolidated net income	171,040	8,744	14,494	1,932	196,210
Noncontrolling interests	1,125	149	—	—	1,274
Net income attributable to shareholders	$ 169,915	$ 8,595	$ 14,494	$ 1,932	$ 194,936
Net income per diluted share	$ 1.92	$ 0.10	$ 0.16	$ 0.02	$ 2.20
Effective tax rate	23.2%				23.5%

* Other includes loss on disposition of businesses and gain (loss) on investments, net.

** Other includes gain (loss) on investments, net and loss on extinguishment of debt.

*** Other includes gain (loss) on investments, net.

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